As filed with the Securities and Exchange Commission on February 15, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2011

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 is being filed by B&G Foods, Inc. to amend the Current Report on Form 8-K originally filed by B&G Foods with the Securities and Exchange Commission on December 6, 2011 to provide the information required by Item 9.01(a) and (b) of Form 8-K relating to B&G Foods’ acquisition of the Mrs. Dash, Molly McButter, Sugar Twin, Baker’s Joy, Static Guard and Kleen Guard brands, from Conopco, Inc. dba Unilever, which we refer to in this amendment as the Culver Specialty Brands acquisition.  The information previously reported and the exhibits previously filed in Items 1.01, 1.02, 2.01, 2.03 and 9.01(d) of the original filing are incorporated by reference into this amendment.

Item 9.01.  Financial Statements and Exhibits.

We do not believe that it is practicable to prepare and audit complete stand-alone financial statements of Culver Specialty Brands in satisfaction of Rule 3-05 of Regulation S-X due to the following reasons:

•                  Culver Specialty Brands was not operated as a “stand-alone” division or subsidiary of Unilever;

•                  Stand-alone financial statements relating to Culver Specialty Brands were never previously prepared, and Unilever’s independent auditors have not historically audited or reported separately on the operations or net assets of Culver Specialty Brands.  As a result, the distinct and separate accounts necessary to present a complete “stand-alone” balance sheet and statements of income and cash flows have not been maintained; and

•                  Unilever does not believe that it can objectively allocate certain corporate expenses to Culver Specialty Brands.

In addition, we do not believe that such financial statements would provide relevant information to users of our financial statements about the specific assets and operations acquired from Unilever.  Among other reasons, because we are integrating Culver Specialty Brands into our organizational structure (and accordingly our cost structure), we believe that a presentation of complete financial statements in accordance with Rule 3-01 and 3-02 of Regulation S-X that includes allocations of certain Unilever corporate expenses would not be meaningful to our investors and not as useful to them as the financial information we are providing in this report.

As a result, in accordance with the relief granted to B&G Foods by the staff of the Division of Corporation Finance of the SEC in a letter dated December 22, 2011, B&G Foods has provided the financial information described below in lieu of the financial information required by Rule 3-05 of Regulation S-X.

(a)           Financial Statements of Business Acquired.

The following financial statements of Culver Specialty Brands are being filed with this amendment as Exhibit 99.1 and are incorporated by reference herein:

•                  Audited Combined Statements of Assets Acquired of Culver Specialty Brands (a component of Unilever N.V. and Unilever PLC), as of September 30, 2011 and 2010 and the related Combined Statements of Net Revenues and Direct Expenses for the Years Ended September 30, 2011, 2010 and 2009.

(b)           Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is filed as Exhibit 99.2 to this amendment and is incorporated by reference herein.

(d)           Exhibits.

23.1	Consent of KPMG LLP.

99.1

Combined Statements of Assets Acquired of Culver Specialty Brands (a component of Unilever N.V. and Unilever PLC), as of September 30, 2011 and 2010 and the related Combined Statements of Net Revenues and Direct Expenses for the Years Ended September 30, 2011, 2010 and 2009.

99.2	Unaudited Pro Forma Combined Financial Statements of B&G Foods, Inc. and Subsidiaries as of and for the three quarters ended October 1, 2011 and fiscal year ended January 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: February 15, 2012	By:	/s/ Robert C. Cantwell
Robert C. Cantwell
Executive Vice President of Finance and
Chief Financial Officer